Exhibit 99.3
[LETTERHEAD OF CONWAY, DEL GENIO, GRIES & Co., LLC]
February 10, 2011
The Board of Directors
All American Group, Inc.
2831 Dexter Drive
Elkhart, Indiana 46514
Ladies and Gentlemen:
We hereby consent to the references to our reports dated September 8, 2010 and September 10, 2010, to the Board of Directors of All American Group, Inc. (“AAG”) in the proxy statement/prospectus relating to the proposed merger involving AAG and All American Group Holdings, LLC, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of AAG and Specialty Vehicles Liquidating Trust. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
Conway, Del Genio, Gries & Co., LLC
By: /s/ Kenneth E. Adelsberg
Kenneth E. Adelsberg
Senior Managing Director and General Counsel